Exhibit 99

SILICON LABS ANNOUNCES RECORD REVENUE

— Company Acquires Bluegiga and Expands Internet of Things SAM —

AUSTIN, Texas — Feb. 4, 2015 — Silicon Labs (NASDAQ: SLAB), a leading provider of microcontroller, wireless connectivity, analog and sensor solutions for the Internet of Things (IoT), today reported financial results for its fourth quarter ended January 3, 2015. Revenue in the fourth quarter exceeded the top end of guidance and established a new record at $162.0 million, up from $158.1 million in the third quarter.

This week, the company announced its acquisition of Bluegiga, a leading provider of Bluetooth and Wi-Fi wireless modules and software based in Finland. By joining forces, Silicon Labs and Bluegiga offer customers a “one-stop-shop” source of wireless connectivity solutions and one of the strongest wireless development teams for the IoT. The company expects the acquisition to be accretive to 2015 non-GAAP earnings.

Financial Highlights

On a GAAP basis:

•                  Gross margin was 59.7 percent

•                  R&D expenses were $46.1 million

•                  SG&A expenses were $39.5 million

•                  Operating income as a percentage of revenue was 6.8 percent

•                  Diluted earnings per share were $0.23

On a non-GAAP basis (results exclude the impact of stock compensation, amortization from acquired intangible assets and certain other items as set forth in the reconciliation tables below):

•                  Gross margin was 60.1 percent

•                  R&D expenses were $37.2 million

•                  SG&A expenses were $32.3 million

•                  Operating income as a percentage of revenue was 17.2 percent

•                  Diluted earnings per share were $0.57

Business Highlights

•                  Broad-based revenue delivered a third consecutive record quarter at $84.9 million, driven by record performance in Silicon Labs’ microcontroller, wireless and sensor products.

•                  Broadcast revenue exceeded expectations at $50.0 million.

•                  Access revenue also exceeded expectations at $27.1 million.

Product Highlights

•                  Introduced a new generation of EZRadio® and EZRadioPRO® radios, offering the highest levels of RF performance and single-chip integration in the sub-GHz wireless IC market while operating on a single coin-cell battery.

•                  Added the new Si705x family of digital temperature sensors, providing the industry’s most power-efficient temperature sensing option while maintaining accuracy across the entire operating voltage and temperature range.

•                  Introduced the Si2151/41 TV tuner family, our sixth-generation solution for the digital TV market offering the smallest footprint and bill-of-materials cost, the lowest power and the best RF performance.

•                  Launched our Si218x demodulator family supporting the latest satellite standards for global markets and terrestrial standards for Latin America and helping TV and set-top box manufacturers future-proof their designs and expand into new markets.

Business Outlook

The company expects revenue in the first quarter to be in the range of $156 million to $162 million and anticipates another record in its Broad-based products. First quarter diluted earnings per share are expected to be between $0.08 and $0.14 on a GAAP basis and between $0.42 and $0.48 on a non-GAAP basis. First quarter guidance reflects the acquisition of Bluegiga.

“We are pleased to have ended 2014 with record revenue for the quarter and our Broad-based products delivering a third consecutive record led by our MCU, wireless and sensor products,” said Tyson Tuttle, CEO of Silicon Labs. “The acquisition of Bluegiga rounds out Silicon Labs’ wireless portfolio, significantly expands our wireless connectivity solutions for the IoT and enables us to address a broader range of market opportunities and customer needs.”

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs’ website under Investor Relations (www.silabs.com). A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or (404) 537-3406 (international) and entering conference ID 39717391. The replay will be available through March 4, 2015.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and system solutions for the Internet of Things, Internet infrastructure, industrial automation, consumer and automotive markets. We solve the electronics industry’s toughest problems, providing customers with significant advantages in performance, energy savings, connectivity and design simplicity. Backed by our world-class engineering teams with strong software and mixed-signal design expertise, Silicon Labs empowers developers with the tools and technologies they need to advance quickly and easily from initial idea to final product. www.silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; risks related to the successful completion of the development and implementation of Bluegiga’s technology; risks associated with the development of modules and the Company’s limited operating history with modules; risks that the acquisition may not yield the expected benefits due to the failure to properly integrate the acquired business and employees; risks that our competitors that supply products incorporated in Bluegiga’s modules may disrupt such supply; risks that the acquired business’ products and processes under development may fail to achieve market acceptance; risks of disputes regarding the acquired business and intellectual property; product liability risks; difficulties managing our distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, the Silicon Laboratories logo and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013
Revenues	$161,951	$146,236	$620,704	$580,087
Cost of revenues	65,279	57,638	242,153	227,183
Gross margin	96,672	88,598	378,551	352,904
Operating expenses:
Research and development	46,139	42,168	172,985	157,799
Selling, general and administrative	39,527	32,276	154,145	130,795
Operating expenses	85,666	74,444	327,130	288,594
Operating income	11,006	14,154	51,421	64,310
Other income (expense):
Interest income	274	237	1,007	853
Interest expense	(808)	(807)	(3,154)	(3,293)
Other income (expense), net	(337)	118	(234)	157
Income before income taxes	10,135	13,702	49,040	62,027
Provision for income taxes	111	3,060	11,019	12,208

Net income	$10,024	$10,642	$38,021	$49,819

Earnings per share:
Basic	$0.24	$0.25	$0.88	$1.17
Diluted	$0.23	$0.24	$0.87	$1.14

Weighted-average common shares outstanding:
Basic	42,279	42,972	42,970	42,715
Diluted	43,137	43,847	43,793	43,537

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended January 3, 2015
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Termination Costs	Non- GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$161,951

Gross margin	96,672	59.7%	$200	$390	$—	$37	$97,299	60.1%

Research and development	46,139	28.5%	5,240	3,589	—	85	37,225	23.0%

Selling, general and administrative	39,527	24.4%	5,454	729	1,047	3	32,294	19.9%

Operating income	11,006	6.8%	10,894	4,708	1,047	125	27,780	17.2%

	Three Months Ended January 3, 2015
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Termination Costs	Non- GAAP Measure
Net income	$10,024	$9,927	$3,335	$1,047	$125	$24,458

Diluted shares outstanding	43,137	—	—	—	—	43,137

Diluted earnings per share	$0.23					$0.57

Unaudited Forward-Looking Statements Regarding Business Outlook

	Three Months Ending April 4, 2015
Business Outlook	High	Low
Estimated GAAP diluted earnings per share	$0.14	$0.08

Estimated non-GAAP charges	0.34	0.34

Estimated non-GAAP diluted earnings per share	$0.48	$0.42

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	January 3, 2015	December 28, 2013
Assets
Current assets:
Cash and cash equivalents	$141,706	$95,800
Short-term investments	193,489	179,593
Accounts receivable, net of allowances for doubtful accounts of $786 at January 3, 2015 and $797 at December 28, 2013	70,367	72,124
Inventories	52,631	45,271
Deferred income taxes	21,173	18,878
Prepaid expenses and other current assets	49,171	47,651
Total current assets	528,537	459,317
Long-term investments	7,419	10,632
Property and equipment, net	132,820	132,445
Goodwill	228,781	228,781
Other intangible assets, net	115,021	131,593
Other assets, net	29,983	28,382
Total assets	$1,042,561	$991,150

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$38,922	$22,126
Current portion of long-term debt	10,000	7,500
Accrued expenses	73,646	45,975
Deferred income on shipments to distributors	38,662	30,853
Income taxes	2,084	2,693
Total current liabilities	163,314	109,147
Long-term debt	77,500	87,500
Other non-current liabilities	43,691	55,941
Total liabilities	284,505	252,588
Commitments and contingencies
Stockholders’ equity:
Preferred stock — $0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.0001 par value; 250,000 shares authorized; 42,225 and 42,779 shares issued and outstanding at January 3, 2015 and December 28, 2013, respectively	4	4
Additional paid-in capital	29,501	48,630
Retained earnings	728,633	690,612
Accumulated other comprehensive loss	(82)	(684)
Total stockholders’ equity	758,056	738,562
Total liabilities and stockholders’ equity	$1,042,561	$991,150

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended
	January 3, 2015	December 28, 2013
Operating Activities
Net income	$38,021	$49,819
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	12,561	13,491
Amortization of other intangible assets and other assets	17,923	15,911
Stock-based compensation expense	39,067	30,800
Income tax benefit (shortfall) from stock-based awards	489	(606)
Excess income tax benefit from stock-based awards	(632)	(290)
Deferred income taxes	3,054	3,319
Changes in operating assets and liabilities:
Accounts receivable	1,757	8,972
Inventories	(7,170)	5,588
Prepaid expenses and other assets	9,332	(2,514)
Accounts payable	11,475	(3,979)
Accrued expenses	27,671	463
Deferred income on shipments to distributors	7,809	(2,381)
Income taxes	(3,371)	5,189
Other non-current liabilities	(20,543)	(3,632)
Net cash provided by operating activities	137,443	120,150

Investing Activities
Purchases of available-for-sale investments	(166,094)	(213,883)
Proceeds from sales and maturities of available-for-sale investments	156,520	210,824
Purchases of property and equipment	(11,225)	(10,472)
Purchases of other assets	(5,514)	(5,939)
Acquisitions of businesses, net of cash acquired	—	(86,441)
Net cash used in investing activities	(26,313)	(105,911)

Financing Activities
Proceeds from issuance of common stock, net of shares withheld for taxes	13,320	15,301
Excess income tax benefit from stock-based awards	632	290
Repurchases of common stock	(71,676)	(26,022)
Payments on debt	(7,500)	(13,434)
Net cash used in financing activities	(65,224)	(23,865)

Increase (decrease) in cash and cash equivalents	45,906	(9,626)
Cash and cash equivalents at beginning of period	95,800	105,426
Cash and cash equivalents at end of period	$141,706	$95,800

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